UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Consumers Bancorp, Inc.

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CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2009

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at Great Trail Tee House, 10154 Great Trail Drive NE, Minerva, Ohio, on Wednesday, October 28, 2009, at 9:00 a.m. (local time), for the following purposes:

1.	To elect three Class III directors to serve a three-year term until the Annual Meeting of Shareholders in 2012 or until their successors are elected and qualified;

2.	To consider and vote upon a proposal to adopt amendments to Consumers Bancorp, Inc.’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 2.5 million to 3.5 million and to authorize 350 thousand shares of preferred stock; and

3.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on August 31, 2009 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

By Order of the Board of Directors

Laurie L. McClellan Chairman

Minerva, Ohio

September 23, 2009

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY BY GIVING A WRITTEN NOTICE OF REVOCATION AND VOTE IN PERSON.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held at Great Trail Tee House, 10154 Great Trail Drive NE, Minerva, Ohio, on Wednesday, October 28, 2009, at 9:00 a.m., E.S.T and any adjournments thereof.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about September 23, 2009. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on August 31, 2009 are entitled to notice of and to vote at the Annual Meeting. As of August 31, 2009, 2,029,558 Consumers Bancorp common shares, no par value, were issued and outstanding. Each shareholder will be entitled to one vote for each common share on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all nominees for Class III directors named in this Proxy Statement; (2) for the amendment to Consumers Bancorp, Inc.’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 3.5 million and to authorize 350 thousand shares of preferred stock; and (3) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present in person or by proxy shall constitute a quorum. The three nominees receiving the highest number of votes cast, including votes cast cumulatively shall be elected Directors. Abstentions and broker non-votes will be counted in establishing the quorum. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Theresa Linder, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

On September 19, 2008, Ralph J. Lober, II was appointed by the Board of Directors as President and Chief Executive Officer of Consumers Bancorp, Inc. to replace Steven L. Muckley. The Board of Directors currently consists of nine members. Section Five of the Company’s Amended and Restated Articles of Incorporation provides that the Board of Directors be divided as equally as possible into three classes designated as Class I, Class II and Class III. Generally, the directors in each class are elected to serve staggered three year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board of Directors has four directors in Class I with terms expiring in 2010, three directors in Class II with terms expiring in 2011 and two directors in Class III with terms expiring in 2009.

The terms of office of current Class III directors John P. Furey and Thomas M. Kishman will expire at the Annual Meeting upon the election of their successors. In order to divide the classes as equally as possible Mr. Furey, Mr. Kishman and Mr. Lober have been nominated by the Board of Directors to serve as Class III directors for three-year terms that will expire at the 2012 annual meeting upon the election of their successors. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors, unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees as Class III directors.

PROPOSAL 2

PROPOSAL TO AMEND CONSUMERS BANCORP’S AMENDED

AND RESTATED ARTICLES OF INCORPORATION

The Amended and Restated Articles of Incorporation of Consumers Bancorp authorize the issuance of up to 2.5 million shares of common stock. The Board of Directors is requesting that shareholders approve an increase in the number of authorized shares of common stock from 2.5 million to 3.5 million. In addition, the Board has adopted a resolution to amend the Company’s Amended and Restated Articles of Incorporation to authorize 350 thousand shares of preferred stock, with no par value (“Preferred Shares”). A copy of the amendment is set forth in Exhibit A to this proxy statement. The Amended and Restated Articles of Incorporation currently authorize only the issuance of common stock.

The additional shares of common stock that remain authorized but unissued would be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by Consumers Bancorp’s shareholders, except as may be required by the preemptive rights granted to the shareholders in the TENTH Article of the Amended and Restated Articles of Incorporation or any applicable laws or regulations. We expect authorized but unissued shares of common stock will be issued as part of the Dividend Reinvestment and Stock Purchase Plan. Other purposes for the issuance of shares of common stock may include stock dividends, employee benefit programs, business combinations, acquisitions or other corporate purposes as may be deemed advisable by the Board of Directors. Other than shares issued for the Dividend Reinvestment and Stock Purchase Plan, the Board of Directors has no current plans to issue any shares of common stock and does not intend to issue any common stock except on terms or for reasons the Board of Directors would deem to be in the best interests of Consumers Bancorp and its shareholders.

The amendment to authorize shares of Preferred Shares will vest in the Board the authority to determine by resolution the terms of one or more series of Preferred Shares, including the preferences, rights and limitations of each series. Provisions in a company’s articles of incorporation authorizing preferred stock in this manner are often referred to as “blank check” provisions because they give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which the company’s securities are then listed), to create one or more series of preferred stock and to determine by resolution the terms of each such series. The Board believes that authorization of the Preferred Shares in the manner proposed will provide the Company with greater flexibility in meeting future capital requirements by creating series of Preferred Shares customized to meet the needs of particular transactions and then prevailing market conditions.

At the present time, the Board does not have any plans calling for the issuance of Preferred Shares.

The additional common stock or Preferred Shares would be available for issuance from time to time for any proper corporate purposes, including in connection with strategic alliances, joint ventures, or acquisitions. Also, the Board believes the flexibility to issue Preferred Shares can enhance the Board’s arm’s-length bargaining capability on behalf of the Company’s shareholders in a takeover situation. However, under some circumstances, the ability to designate the rights of, and issue, Preferred Shares could be used by the Board to make a change in control of the Company more difficult. The Board of Directors is not aware of any attempt to take control of Consumers Bancorp and the Board of Directors has not presented the proposal with the intent that it be utilized as an anti-takeover device.

The authorization of additional common stock would not, by itself, have any effect on your rights as a Consumers Bancorp shareholder. The issuance of common stock for corporate purposes, other than a stock split or stock dividend in pro rata distribution to existing shareholders could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of a shareholder at the time of their issuance if a shareholder does not exercise his or her preemptive rights if such rights are available in a given situation.

The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Shares that may be issued in the future. To the extent that dividends would be payable on any issued Preferred Shares, the result would be to reduce the amount otherwise available for payment of dividends on outstanding shares of common stock and there might be restrictions placed on the Company’s ability to declare dividends on the common stock or to repurchase shares of common stock. The issuance of Preferred Shares having voting rights would dilute the voting power of the holders of common stock. To the extent that Preferred Shares is made convertible into shares of common stock, the effect, upon such conversion, would also be to dilute the voting power and ownership percentage of the holders of common stock. In addition, holders of Preferred Shares would normally receive superior rights in the event of any dissolution, liquidation, or winding up of the Company, thereby diminishing the rights of the holders of common stock to distribution of the Company’s assets.

The affirmative vote of the holders of two-thirds of the outstanding shares of common stock of Consumers Bancorp is necessary for the adoption of the proposed amendment to the Amended and Restated Articles of Incorporation.

Unless otherwise indicated, the accompanying proxy will be voted for the proposed amendment to the Amended and Restated Articles of Incorporation.

The Board of Directors recommends that shareholders vote “FOR” the proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock and authorize shares of Preferred Shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information for each person who is a nominee to serve on the Board of Directors or whose term as a Director will continue after the Annual Meeting.

Name	Age	Principal Occupations And Employment During Past Five Years	Positions Held with Consumers Bancorp or Consumers National Bank	Served as Director Since	Term to Expire
Nominees to serve as Class III Directors

John P. Furey	57	Corporate President of Furey’s Wheel World, Inc., Malvern, Ohio, an automotive retail sales business	Director	1995	2012	[1]

Thomas M. Kishman	60	Co-owner of Kishman’s IGA and GasNGo, Minerva, Ohio, a retail grocery and fuel center	Director	1995	2012	[1]

Ralph J. Lober, II	42	President and Chief Executive Officer; President and Chief Operating Officer (January 2008 – September 2008); Executive Vice President and Chief Operating Officer of Consumers National Bank and Consumers Bancorp, Inc. (2007); Executive Vice President and Chief Financial Officer of Morgan Bank National Association (2001 – May 2007)	Director, President and Chief Executive Officer, President and Chief Operating Officer (January 2008 – September 2008), Executive Vice President and Chief Operating Officer (2007)	2008	2012	[2]

Class I Directors

James V. Hanna	66	Deputy Sheriff, Carroll Co. Sheriff’s Dept. (1999 – Present), Maintenance, Louisville YMCA (1992 – Present)	Director	2005	2010

James R. Kiko, Sr.	65	Director of Kiko Auctioneers, Inc., Canton, Ohio, a real estate brokerage and auction service, Partner, owner and operator of Kiko Farms	Director	1997	2010

John E. Tonti	68	President of Salem Community Foundation; Retired, former Key Bank, Canton-Mahoning Valley advisory board member (2001 – 2004); Executive Director Northern Columbiana County United Way (2003 – 2006); Certified Public Accountant, former Partner, Hill, Barth & King, Salem, Ohio (1963 – 2000)	Director	2004	2010

Class II Directors

David W. Johnson	49	Corporate President of Summitville Tiles, Inc., Summitville, Ohio, a tile manufacturing business; President of Spread Eagle Tavern & Inn, fine dining restaurant and inn; Partner of PCJ Ltd. and Johnson Joint Venture, family holding companies	Director	1997	2011

Laurie L. McClellan	56	Chairman of the Board of Consumers Bancorp, Inc. and Consumers National Bank; Acting Treasurer of Consumers Bancorp, Inc. (2005); Radiologic Technologist, Westwood Urgent Care, Alliance, Ohio (1994 – 2002) and IMS, Alliance, Ohio (2003 – 2004)	Director, Chairman	1987	2011

Harry W. Schmuck, Jr.	60	Operations Manager of Schmuck Partnership, an agricultural business; Farm Sales Associate of Russ Kiko & Associates, Inc.	Director	2005	2011

1	Current term as Class III director expire in 2009.
2	Current term as Class I director expire in 2010.

The following information is provided with respect to each person who currently serves as an executive officer of the Company.

Name	Age	Positions Held with Consumers Bancorp or Consumers National Bank	Principal Occupations And Employment During Past Five Years	Served as Officer Since
Non-Director Executive Officers:

Stormie L. Gross	52	Vice President Risk Management, Compliance Officer; Internal Audit Manager (2005 – 2006); Risk Management Loan Review (2003 – 2005)	Internal Audit Manager (2005 – 2006); Risk Management Loan Review Consumers National Bank (2003 – 2005)	2007

Paul B. Hugenberg, III	37	Chief Information Officer	Adjunct Faculty, Stark State Technical College (2007 – 2008); Senior Manager, Information Risk & Performance Services, Crowe Chizek and Company LLC (2003 – 2005)	2005

Phillip M. Suarez	60	Chief Credit Officer, Senior Vice President and Senior Loan Officer (2000 – July 2009)	Senior Vice President and Senior Loan Officer (2000 – July 2009), Consumers National Bank	2000

Larry P. Marcus	50	Senior Vice President and Senior Loan Officer	Vice President of Finance, Stark Development Board (1999 – July 2009)	2009

Renee K. Wood	38	Chief Financial Officer and Treasurer; Controller (Jan 2005 – July 2005)	Controller, Consumers Bancorp, Inc. and Consumers National Bank (Jan 2005 – July 2005); Vice President—Finance Dept., Unizan Bank, National Association (2002 – 2005)	2005

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Consumers Bancorp held 17 Board meetings during the 2009 fiscal year. All directors attended at least 75% of the total number of Consumers Bancorp Board meetings and meetings held by all committees of the Board on which they served during the 2009 fiscal year. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers National Bank held 15 Board of Directors meetings during the 2009 fiscal year, plus two days of Strategic Planning meetings. The Company has determined that all directors, except Mr. Hanna, Ms. McClellan and Mr. Lober are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and the additional independence requirements of the Company.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2008 Annual Meeting of Shareholders.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Executive Committee, Loan Committee and Nominating Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Hanna, Mr. Johnson, Mr. Schmuck, Mr. Tonti and Mr. Lober, who serves as chairman. Mr. Muckley served on the committee from July 1, 2008 until September 19, 2008. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital and interest rate risk position. During the fiscal year 2009, the Asset/Liability Committee met four times.

The Audit Committee is comprised of Mr. Furey, Mr. Kiko, Mr. Kishman, Mr. Schmuck and Mr. Tonti, who serves as chairman. The oversight function of the Audit Committee includes the review of all internal and external audit functions and the approval and engagement of the Company’s independent auditors. The Board of Directors of Consumers Bancorp adopted a revised Audit Committee Charter in May 2009 which is attached as Exhibit B and is also available on the Company’s website www.consumersbancorp.com. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of Rule 4200 (a) (15) of the NASDAQ Stock Market Marketplace Rules and that Mr. Tonti satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The Report of the Audit Committee is on page 17 of this Proxy Statement. During fiscal year 2009, the Audit Committee met five times.

The Compensation Committee reviews overall bank compensation policy and executive management compensation. This committee is comprised of Mr. Kishman, Mr. Johnson, Ms. McClellan and Mr. Furey, who serves as chairman. The Report of the Compensation Committee is on page 16 of this Proxy Statement. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section beginning on page 12 of this proxy statement. During the fiscal year 2009, the Compensation Committee met five times. The Compensation Committee Charter is available on the Company’s website www.consumersbancorp.com.

The Corporate Governance Committee is comprised of Mr. Kishman, Mr. Schmuck and Mr. Johnson, who serves as chairman. The committee is responsible for making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. During the fiscal year 2009, the Corporate Governance Committee met two times.

The Executive Committee reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Furey, Mr. Kiko, Mr. Tonti and Ms. McClellan, who serves as the chairperson. During the fiscal year 2009, the Executive Committee met seven times.

The Loan Committee is comprised of Mr. Furey, Mr. Hanna, Mr. Lober, Ms. McClellan, Mr. Schmuck, and Mr. Kiko, who serves as chairman. The Loan Committee reviews loan requests and is responsible for approving loans that exceed an individual loan officer’s or Internal Loan Committee’s lending authority. During the fiscal year 2009, the Loan Committee met 23 times.

The Nominating Committee is comprised of Mr. Kiko, Mr. Johnson, Ms. McClellan and Mr. Kishman, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that Mr. Johnson, Mr. Kiko and Mr. Kishman meet the independence standards of Rule 4200 (a) (15) of the NASDAQ Stock Market Marketplace Rules. In addition, the Board of Directors has determined that it is in the best interest of the Company to have Ms. McClellan, who owns or controls more than 20% of the Company’s voting securities, serve on the Nominating Committee. During the fiscal year 2009, the Nominating Committee met twice.

Under the terms of the Nominating Committee Charter the Nominating Committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Code of Regulations and the Board Addition/Replacement Procedures found in the Board Supervision Policy. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Nominating Committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Nominating Committee Charter is available on the Company’s website www.consumersbancorp.com.

Shareholders desiring to nominate a candidate for election as a director at the 2010 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 8, 2010 or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 8, 2010 or if the candidate does not meet criteria set forth in the Company’s Amended and Restated Regulations.

Compensation of Directors

Directors, excluding directors that are employees of Consumers National Bank, are compensated for each meeting of the Consumers National Bank Board of Directors and each committee meeting they attend. Compensation for attendance at a Board of Directors meeting was $800 per meeting. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit	Compensation	Corporate Governance	Executive		Loan	Nominating
Committee Chair	$	*	$300	$200	$200	$	*	$200	$200
Committee Member		$100	$200	$100	$100		$200	$100	$100

*	Denotes committee chaired by an Executive of the Company

The Company maintains an annual retainer compensation program, which provides each director who was not an employee of Consumers National Bank, eligible to receive an annual retainer equal to $2,000. In addition, an incentive pool based on overall Company profitability was available. For the 2009 fiscal year, the Compensation Committee selected a return on equity (ROE) of 10.75% as the corporate performance target. A reduced incentive was available if the Company achieved at least 95.0% of the ROE target, or 10.21% ROE. Reported ROE results for the 2009 fiscal year were below 95.0% of the targeted level therefore, there was no incentive available to the directors as part of this program. The aggregate amount paid to non-employee directors for the fiscal year ended June 30, 2009 under these arrangements was $129,100. The Compensation Committee recommends to the Board the proposed director fees after consideration of information from peer surveys and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock as of June 30, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2009		Percent of Common Shares
Laurie L. McClellan 28 Tepee Drive Minerva, Ohio 44657	432,200	(1)	21.30%
James V. Hanna 14269 Lincoln S.E. Minerva, OH 44657	154,850	(2)	7.63%

(1)	Includes 426,100 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(2)	Includes 151,000 shares owned by or jointly with family members, trusts, various corporations and partnerships.

Security Ownership of Management

The following table shows the beneficial ownership of the Company’s common stock as of June 30, 2009 for each director and named executive officers of the Company and for all current directors and named executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares (if 1% or Greater)
John P. Furey	28,864	(1)	1.42%
James V. Hanna	154,850	(2)	7.63%
David W. Johnson	9,100
James R. Kiko, Sr.	8,085	(3)
Thomas M. Kishman	11,801	(4)
Ralph J. Lober, II	4,389	(5)
Laurie L. McClellan	432,200	(6)	21.30%
Harry W. Schmuck, Jr.	9,122	(7)
John E. Tonti	3,100	(8)
Paul B. Hugenberg, III	239
Stormie Gross	160
Phillip M. Suarez	1,200
Renee K. Wood	1,000	(9)
All directors and named executive officers as a group (13 persons)	664,110		32.72%

(1)	Includes 24,464 shares owned by or jointly with family members or trusts.
(2)	Includes 151,000 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(3)	Includes 2,500 shares owned by or jointly with family members or trusts.
(4)	Includes 5,801 shares owned by or jointly with family members or trusts.
(5)	Includes 4,389 shares owned by or jointly with family members or trusts.
(6)	Includes 426,100 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(7)	Includes 2,700 shares owned by or jointly with family members or trusts.
(8)	Includes 2,100 shares owned by or jointly with family members or trusts.
(9)	Includes 1,000 shares owned by or jointly with family members or trusts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2009 whose compensation is detailed in this proxy statement. These named executive officers are the president and chief executive officer, chief financial officer and the chief information officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of compensation of the Company. The committee reviews and recommends company benefit and incentive plans, as well as, reviewing the individual performance of the chief executive officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers in light of their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, long-term compensation and certain change of control agreements. The Committee manages all components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Company does not have a formal policy to target compensation at a specific level of market compensation; however, executive compensation packages are currently at or above the 50th percentile of peer banks of comparable size. Some of the resources used to compare the compensation offered by peers banks were Ohio Bankers League Bank Compensation and Benefits Survey and Crowe Chizek Financial Institutions Survey. The Company’s performance as measured by its results compared to previous years is also considered in determining the overall adjustments to executive officers salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals. Based on a review of the company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

On September 19, 2008, Mr. Lober was promoted from the position of President and Chief Operating Officer to President and Chief Executive Officer. In establishing the President and Chief Executive Officer’s compensation for 2009, the Committee considered the Company’s short-term and long-term goals, past compensation practices, comparative peer data, competitive market guidelines for the position and the additional responsibilities assumed within his new position. The Compensation Committee, in conjunction with the Board of Directors, will periodically review compensation of the President and Chief Executive Officer in relation to performance goals achieved during the 2009 fiscal year.

Incentive Compensation

On January 1, 2008, an annual incentive compensation program went into effect in which all participants are eligible to earn incentive compensation based on corporate financial performance, departmental, and individual goals as determined by each participant’s manager. All employees, except seasonal and part-time employees working less than an average of 24 hours per week, are eligible to participate in the annual incentive plan. Positions are classified into various levels according to overall responsibilities within the organization and the impact each position has on the organization’s overall financial performance.

For the 2009 fiscal year, the Compensation Committee selected return on equity (ROE) as the corporate performance target for the plan. The targeted ROE for the 2009 fiscal year was 10.75%, with a reduced bonus amount available for payment if the Company achieved at least 95.0% of the ROE target, or 10.21% ROE. Reported ROE results for the 2009 fiscal year were below 95.0% of the targeted level of financial performance. Based on these ROE results, there was no bonus available based on corporate performance and $50,000 available company wide based on individual and departmental goals.

The table below shows how each plan component for 2009 is weighted when evaluating each of the named executive officers:

	Corporate Performance	Individual/ Departmental Goals
Ralph J. Lober, II	75.0%	25.0%
Renee K. Wood	50.0%	50.0%
Paul B. Hugenberg, III	50.0%	50.0%

The total amount awarded for the incentive plan for each executive officer is disclosed under the “Bonus” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan and a non-qualified Salary Continuation Program. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Entrance to the Salary Continuation Plan is limited and is subject to meeting performance criteria, established by the Compensation Committee and approved by the Board of Directors. The Company expects these plans to promote longevity with the Company and discourage turnover among its executive officers and other employees.

Change of Control Agreements

The Company recognizes change of control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change of control. In the event a transaction that would lead to a change of control is proposed, such agreements can help assure the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change of control agreements can encourage key executives to stay and help accomplish a smooth transition. As a result, the Board believes offering such agreements to certain executives who are important to the Company’s operation and whose jobs may be impacted as the result of a change of control, is in the best interests of the shareholders of the Company, and it has offered them to selected executive officers of the Company who satisfy this criteria.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s President and Chief Executive Officer, the former Chief Executive Officer who served during 2009, Chief Financial Officer and Chief Information Officer for each of the last three fiscal years ended June 30, 2009. The individuals listed in this table are sometimes referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Comp. ($) (1)(2)	Total ($)
Ralph J. Lober, II	2009	$170,668		$1,000		$—		$—		$—		$33,320	$6,869	$211,857
President and Chief Executive Officer(3)	2008	139,542		6,915		—		—		—		—	500	146,957

Steven L. Muckley Chief Executive Officer(4)	2009 2008 2007	$39,278 186,123 164,892	$	— 2,139 —	$	— — —	$	— — —	$	— — —	$	— 63,553 56,980	$2,874 18,353 18,848	$42,152 270,168 240,720

Renee K. Wood Chief Financial Officer and Treasurer	2009 2008 2007	$91,755 90,196 88,188		$1,574 2,735 250	$	— — —	$	— — —	$	— — —	$	— — —	$3,748 3,661 3,543	$97,077 96,592 91,981

Paul B. Hugenberg, III Chief Information Officer	2009 2008 2007	$109,272 109,538 107,690		$778 3,278 250	$	— — —	$	— — —	$	— — —	$	— — —	$4,465 4,443 4,324	$114,515 117,259 112,264

(1)	This column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan and Trust.
(2)	This column also includes perquisites and personal benefits for Mr. Muckley. Perquisites and personal benefits for Mr. Muckley totaled $1,810 and included payment of health insurance premiums and personal use of a company car. None of the other named executive officers have any perquisites.
(3)	On September 19, 2008 Mr. Lober was promoted to the position of President and Chief Executive Officer from the position of President and Chief Operating Officer.
(4)	Mr. Muckley’s employment with the Company ended on September 19, 2008.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2009, the Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation of the participants. Part of the funds in the 401(k) Plan is vested in the participants in accordance with the 401(k) Plan. An eligible participant is one who has completed one year of service, works 1,000 hours per year, and has attained the age of 21. At the time of retirement, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober and Laurie L. McClellan.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a salary continuation program (Plan) to encourage the long-term retention of Consumers National Bank executives and avoid the cost of executive turnover. Pursuant to the Plan, salary continuation agreements were entered into between Consumers National Bank and certain executives. In 2001, several of the Agreements were amended and restated to reflect changes in the Plan approved by the Board of Directors. In 2008, all of the agreements were amended to comply with Internal Revenue Code Section 409A (Amended Agreements). The Amended Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of these Amended Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the Amended Agreements commences at age 50 and is prorated until age 65. If an executive dies during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability or a change in control of the Bank. For purposes of these Amended Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the Amended Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect at June 30, 2009 was 6.0%. Mr. Muckley became eligible to participate in the Plan as of August 11, 2004 and entered the plan on March 1, 2005. Mr. Lober became eligible to participate in the Plan as of May 8, 2008 and entered the plan on August 29, 2008.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Steven L. Muckley	Salary Continuation Program	$56,157	$4,382
Ralph J. Lober	Salary Continuation Program	$33,320	$—

CHANGE OF CONTROL AGREEMENTS

Change of control agreements (Change of Control Agreements) were entered into with certain executive officers in order to provide severance benefits in the event of their termination of employment following a change of control of Consumers National Bank within five years of the effective date of each agreement.

If within 12 months following a change of control, a termination of employment occurs for any reason other than death, Disability (as defined below), or Cause (as defined below), a participant may receive a lump sum payment based on the agreement schedule in effect at the date of such termination. In addition, the participant shall be entitled to receive Company-paid COBRA premiums, relating to employee’s group medical insurance continuation premiums under the Company’s group health plan, for a period of 12 months after the date of termination. For purposes of these Change of Control Agreements, a “Change of Control” means the transfer of shares of the Company’s voting common stock during the term such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Internal Revenue Code) more than 50 percent of the Company’s outstanding voting common stock. The date of the employee’s termination shall be the date specified by the Company in a written notice to the employee. The employee shall be considered to have a “Disability” during the period in which the employee is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of employee’s regular employment with the Company, which condition is expected to be permanent. For purposes of these Change of Control Agreements, the term “Cause” means, in the reasonable judgment of the Compensation Committee or the President of the Company, (i) the willful and continued failure by the employee to substantially perform the employee’s duties with the Company after written notification by the Company, (ii) the willful engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, or (iii) the engaging by the employee in egregious misconduct involving serious moral turpitude. For purposes of these Agreements, no act or failure to act on the employee’s part shall be deemed “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that such action was in the best interest of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As of June 30, 2009, if a change of control had occurred and Mr. Lober was terminated or if Mr. Lober had become disabled, then Mr. Lober would have received a payment of $33,320 under the Salary Continuation Program. If Mr. Lober was terminated for cause as of June 30, 2009, then Mr. Lober would not have received a benefit payment under the Salary Continuation Program.

If a change of control had occurred on June 30, 2009 and each named executive officer with a Change of Control Agreement was terminated, then Mr. Lober would have received a termination/severance payment of $71,680 and the cost of COBRA premiums, assuming no increase after that date, would have been $13,320. Mr. Hugenberg would have received a termination/severance payment of $43,709 and the cost of COBRA premiums, assuming no increase after that date, would have been $13,320. Ms. Wood would have received a termination/severance payment of $36,702 and the cost of COBRA premiums, assuming no increase after that date, would have been $5,114.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with Management. Based upon this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K, proxy or information statement.

Respectfully Submitted,

The Compensation Committee

Mr. Furey, Chairman

Mr. Johnson

Mr. Kishman

Ms. McClellan

COMPENSATION COMMITTEE INTERLOCK

AND INSIDER PARTICIPATION

Ms. Laurie L. McClellan, the Company’s Chairman served on the Executive and Compensation Committees during the fiscal year ended June 30, 2009. Ms. McClellan, in serving on the Executive and Compensation Committees, did not participate in discussions or decision-making relative to her own compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2009, its reporting persons complied with all Section 16(a) filing requirements, except a late Form 4 filing for Mr. Tonti and the former chief executive officer, Mr. Muckley.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during fiscal year ended June 30, 2009. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Mr. Kiko, a director, is a real estate auctioneer and, in the ordinary course of business, the Company has retained the services of Kiko Auctioneers to liquidate property and may continue to retain their services in the future.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey is the managing member of Furey Holdings, LLC. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

The SEC rules require disclosure of any family relationship among directors and executive officers. Mr. Kiko, director, is first cousin to Janice E. Kishman, spouse of director, Mr. Kishman.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2009. In addition, the Audit Committee has discussed with Crowe Horwath LLP, the independent registered public accounting firm for Consumers Bancorp, the matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

The Audit Committee has received written disclosures from Crowe Horwath LLP required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with Crowe Horwath LLP its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Audit Committee

Mr. Tonti, Chairman

Mr. Furey

Mr. Kiko

Mr. Kishman

Mr. Schmuck

Independent Registered Public Accounting Firm

Crowe Horwath LLP audited the consolidated financial statements for the year ended June 30, 2009. Representatives of Crowe Horwath LLP will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any non-audit related service performed by the independent auditors.

Crowe Horwath LLP billed the Company $92,345 and $74,824 for the fiscal years ended June 30, 2009 and June 30, 2008, respectively. The table below sets forth the aggregate fees billed by Crowe Horwath LLP for services rendered to the Company and its affiliates for the fiscal years 2009 and 2008.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2009	$83,435	$—	$7,300	$1,610
2008	$67,600	$—	$6,950	$274

The “Tax Fees” for 2009 and 2008 related principally to filing, compliance and tax strategy planning. The “All Other Services” for 2009 related principally to review of correspondence with SEC and 2008 related principally to the purchase of miscellaneous bank performance data.

The Audit Committee has reviewed all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Crowe Horwath LLP’s independence.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2010 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 7, 2010.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2010 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 8, 2010 or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 8, 2010.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2009 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Theresa J. Linder, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumersbank.com.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 23, 2009

Exhibit A

AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF

INCORPORATION OF CONSUMERS BANCORP, INC.

The FOURTH Article is deleted in its entirety and the following new FOURTH Article is inserted in its place:

FOURTH: The aggregate number of shares of stock of all classes which the corporation shall have authority to issue is three million eight hundred and fifty thousand (3,850,000) shares, of which three million five hundred thousand (3,500,000) shares shall be common stock with no par value (“Common Stock”) and of which three hundred fifty thousand (350,000) shares shall be preferred stock, with no par value (“Preferred Shares”).

The shares of such classes shall have the following express terms:

EXPRESS TERMS OF THE PREFERRED SHARES

(A) The Board of Directors of the corporation is hereby granted the authority, subject to the provisions of this FOURTH Article and to the limitations prescribed by law, to classify the unissued shares of Preferred Shares into one or more series of Preferred Shares and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the terms, including the preferences, rights and limitations, of such series. Each series shall consist of such number of shares as shall be stated in the resolution or resolutions providing for the issuance of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of the series. The Board of Directors may from time to time decrease the number of shares of any series of Preferred Shares (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status of authorized but unissued shares of Preferred Shares.

The authority of the Board of Directors with respect to each series of Preferred Shares shall include, but not be limited to, the determination or fixing of the following:

(i) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of the series.

(ii) The dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of stock or any other series of Preferred Shares, and whether the dividends shall be cumulative, noncumulative or partially cumulative.

(iii) Whether the shares of the series shall be subject to redemption by the Corporation and whether such redemption is at the option of the Corporation, the holder of shares of the series or any other person, and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.

(iv) The rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of, the Corporation, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Corporation.

(v) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

(vi) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.

(vii) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

(viii) Any other rights, preferences or limitations of the shares of such series as may be permitted by law.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (i) through (viii), inclusive, of this Section A.

(B) The holders of shares of each series of Preferred Shares shall be senior to the Common Stock in payment of dividends and payment in respect of liquidation or dissolution.

(C) Except as otherwise required by law and except for such voting rights with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Shares, no holder of any series of Preferred Shares shall have any right to vote shares of Preferred Shares on any matters voted upon by shareholders of the Corporation.

EXPRESS TERMS OF THE COMMON STOCK

The Common Stock shall be subject to the express terms of the Preferred Shares and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock and except as otherwise provided by law; the holders thereof shall be entitled to one vote for each share of such stock on all matters voted upon by shareholders of the Corporation.

Exhibit B

CONSUMERS BANCORP, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

The primary function of the Audit Committee of Consumers Bancorp, Inc. (the “Corporation”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. In carrying out the general responsibilities set forth above and the specifically enumerated responsibilities described below, the Audit Committee may consult or retain, at the Corporation’s expense, its own outside legal, accounting or other advisors and shall have unrestricted access to the Corporation’s personnel and documents and will be given all resources the Committee determines are necessary to discharge its responsibilities.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent directors in accordance with FINRA rules and regulations, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Audit Committee members may receive no compensation from the Corporation other than director’s fees. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements, and at least one independent member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless an independent Chair is elected by the full Board, the members of the Audit Committee may designate an independent Chair by majority vote of the full Audit Committee membership.

III.	MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with IV.4 below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter periodically (but at least annually) as conditions dictate and perform an evaluation of the Audit Committee’s performance.

2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

4. Review with financial management and the independent accountants each Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5. Recommend to the Board of Directors that the audited statements be included in the bank’s annual report.

Independent Accountants

6. Approve and engage the independent accountants after discussions with management, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

7. Review the performance of the independent accountants, discuss with management expectations and determination, and discharge the independent accountants when circumstances warrant.

8. Review and approve in advance all non-audit services the independent accountant may perform for the Corporation and disclose such approved non-auditor services as required by applicable law in periodic reports to shareholders. Review all hours performed by any persons other than the independent accountants full-time permanent employees.

9. Periodically consult with the independent accountants and approve any proposed changes in internal controls and review the accuracy of the Corporation’s financial statements.

Financial Reporting Processes

10. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

11. Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting department.

Internal Audit

13. Review with management, the internal auditor, and/or outsourced internal audit firm the charter, plans, activities, staffing and organizational structure of the internal audit activity.

14. Ensure there are no unjustified restrictions or limitations, and review and concur with management in the appointment, replacement or dismissal of the internal auditor.

15. Review the effectiveness of the internal audit activity, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

16. On a regular basis, meet separately with the internal auditor, and/or outsourced internal audit firm to discuss any matters that the committee or internal audit believes should be discussed privately.

Process Improvement

17. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

18. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing departments any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

20. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

21. Establish and maintain free and open means of communication between employees and the Audit Committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity. The Audit Committee shall assure that such complaints are treated confidentially and anonymously.

Ethical and Legal Compliance

22. Prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

23. Review the Code of Ethics (the “Ethical Code”) and ensure that management has established a system to enforce the Ethical Code. Review the process for communicating the code of conduct to company personnel.

24. Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information submitted to any governmental bodies or the public satisfy legal requirements.

25. Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

26. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

27. Perform any other activities consistent with this Charter, the Amended and Restated Articles of Incorporation, Code of Regulations, the Ethical Code or governing law, as the Audit Committee or the Board deems necessary or appropriate.

28. Annually review and update this charter for consideration by the Board of Directors

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONSUMERS BANCORP, INC.
			For	With- hold	For All Except

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 28, 2009	Proposal One: To elect the following nominees to the Board of Directors as Class III directors to serve a three-year term until the Annual Meeting of Shareholders in 2012:	☐	☐	☐
Class III Directors:
This Proxy is solicited on behalf of the Board of Directors.	John P. Furey
Thomas M. Kishman

The undersigned shareholder of Consumers Bancorp, Inc., 614 East Lincoln Way, Minerva, Ohio, hereby appoints Theresa Linder and Cipriano Beredo, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, October 28, 2009, at 9:00 A.M. (local time), or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon:

Unless otherwise indicated, the proxies will vote FOR the Proposal

Ralph J. Lober, II INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For	Against	Abstain
Proposal Two: To consider and vote upon a proposal to adopt amendments to Consumers Bancorp, Inc.’s Amended and Restated	☐	☐	☐

Articles of Incorporation to increase the number of authorized shares of common stock from 2.5 million to 3.5 million and to authorize 350 thousand shares of preferred stock.

Proposal Three: For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Other Business:

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or any and all adjournments thereof.

Mark here if you have an interest in obtaining future Consumers Bancorp, Inc. annual reports and proxy statements electronically in lieu of mail delivery.	☐
Please be sure to date and sign this proxy card in the box below.	Date

Sign above

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

CONSUMERS BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Note: The signature(s) on this proxy should correspond with the name(s) in which your shares are registered. When shares are registered jointly in the names of two or more persons, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the Chairman of its Board of Directors, its President, Vice President, Secretary or Treasurer.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.